SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
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WALLACE COMPUTER SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 12, 2002

ANNUAL MEETING OF STOCKHOLDERS
December 4, 2002

Dear Fellow Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Wallace Computer Services, Inc. scheduled to be held on Wednesday, December 4, 2002. The meeting will be held at the Company’s corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 at 10:00 a.m., local time. Your Board of Directors and management look forward to greeting those stockholders able to be present.

      Enclosed with this letter is the Company’s notice of meeting and proxy statement and a proxy card. You should read these materials for a more complete description of the matters to be considered at the Annual Meeting. Then, take a moment to sign, date and mail your proxy card in the postage prepaid envelope provided.

      At the Annual Meeting, stockholders will consider and vote upon (i) the election of two directors, (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2003 and (iii) any other business that may properly come before the Annual Meeting. Your Board of Directors unanimously recommends a vote “FOR” proposals (i) and (ii).

      We remain committed to acting in the best interests of you, our stockholders and your Company. Please feel free to call us if you have any questions. Our phone number is (630) 588-5000.

Sincerely,

M. DAVID JONES Chairman and Chief Executive Officer	MICHAEL O. DUFFIELD President and Chief Operating Officer

IMPORTANT

     Your vote is important. Please take a moment to sign, date and promptly mail your proxy card in the postage-prepaid envelope provided. If your shares are registered in the name of a broker, only your broker can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account and direct him or her to execute a proxy on your behalf today. If you have any questions or need further assistance in voting, please contact our Investor Relations department at (630) 588-5000.

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, DECEMBER 4, 2002

To the Stockholders of

WALLACE COMPUTER SERVICES, INC.:

      Notice is hereby given that the 2002 Annual Meeting of Stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at the Company’s corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532 on Wednesday, December 4, 2002, at 10:00 a.m., for the following purposes:

1.	To elect two directors;

2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2003; and

3.	To transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has fixed the close of business on October 16, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2002 Annual Meeting and at any adjournment or postponement thereof.

      Your vote at the 2002 Annual Meeting is important to the Company. Whether or not you expect to attend, you are urged to sign and date the accompanying proxy card and promptly return it to the Company in the accompanying postage prepaid envelope.

By Order of the Board of Directors

JAMES D. BENAK
Secretary

Lisle, Illinois

November 12, 2002

ANNUAL MEETING OF STOCKHOLDERS December 4, 2002
VOTING PROCEDURES AND SOLICITATION
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
VOTING SECURITIES
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
IMPORTANT
Appendix A

WALLACE COMPUTER SERVICES, INC.

2275 Cabot Drive
Lisle, Illinois 60532

PROXY STATEMENT

FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 4, 2002

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Wallace Computer Services, Inc. (the “Company” or “Wallace”) to be voted at the Annual Meeting of Stockholders of the Company to be held on December 4, 2002, and at any and all adjournments or postponements thereof (the “Annual Meeting”). The Board of Directors has fixed the close of business on October 16, 2002 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about November 12, 2002.

      At the Annual Meeting, stockholders will consider and vote upon the following proposals: (i) election of two directors, (ii) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for fiscal year 2003 and (iii) any other business that may properly come before the Annual Meeting.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS (i) AND (ii).

      Your vote is important, regardless of how many shares you own. Please sign and date the accompanying proxy card and mail it in the enclosed postage prepaid envelope as promptly as possible, whether or not you expect to attend the Annual Meeting.

VOTING PROCEDURES AND SOLICITATION

      On the Record Date, there were 41,830,580 shares of common stock of the Company (“Common Stock”) outstanding. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors. A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

      Whether or not you plan to attend the Annual Meeting, you are urged to vote by proxy. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholder’s specifications marked thereon. If no specifications are marked thereon, the proxies distributed by your Board will be voted “FOR” each of the proposals. Any stockholder giving a proxy may revoke it at any time prior to voting at the Annual Meeting by filing with the Company a duly executed revocation, by submitting a later dated proxy with respect to the same shares or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of your proxy).

      With respect to the election of directors, a stockholder may vote for or against each nominee or withhold authority with respect to each nominee. The Company’s By-laws provide that directors shall be elected by a plurality of the votes cast by stockholders holding shares of stock of the Company entitled to vote for the election of directors. Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

      With respect to the proposal to ratify the appointment of Deloitte & Touche LLP, a stockholder may vote for or against the proposal or abstain from voting. Pursuant to the Company’s By-laws and Delaware law, approval of this proposal requires the affirmative vote of stockholders holding a majority of the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the subject matter. Consequently, an abstention on the proposal will have the effect of a negative vote and a broker non-vote will have no effect on the vote.

      Proxies may be solicited by mail, advertisement, telephone or other methods and in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Company will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers. The Company has retained Morrow & Co., Inc. for solicitation and advisory services in connection with the solicitation, for which Morrow is to receive a fee estimated at $6,500, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify Morrow against certain liabilities and expenses. The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting is being borne by the Company.

      The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those listed in the notice of the meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the holders of proxies solicited by the Board of Directors will vote on such other matters in their discretion in accordance with their best judgment.

ITEM 1

ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes and is currently composed of eight directorships, with one directorship currently remaining vacant and a second directorship becoming vacant at the Annual Meeting, when Ms. Martin Musham will be resigning as a director. Under Company policy, no person may serve as a director past the annual meeting immediately following such director’s 70th birthday. Ms. Martin Musham turns 70 during November 2002, and thus will be stepping down as a director at this Annual Meeting. Of the current seven directors, including Ms. Musham, five are not, and have not been, officers or employees of the Company. Two directors will be elected at the 2002 Annual Meeting for a term expiring at the 2005 Annual Meeting, none of which are employees of the Company. Proxies will not be voted for a greater number of persons than the nominees named below.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the election of your Board’s two nominees named below. If, for any reason, any of the Board’s nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Each of the Board’s nominees below has consented to serve as a director, and the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected.

THE BOARD OF DIRECTORS UNANIMOUSLY URGES YOU TO VOTE “FOR” THE BOARD’S NOMINEES FOR DIRECTORS OF THE COMPANY.

      The Board has unanimously nominated Michael T. Riordan and Neele E. Stearns, Jr. for election as directors at the Annual Meeting for the term expiring at the 2005 Annual Meeting. Each of the Board’s nominees for director has substantial experience serving as a director or executive officer and has demonstrated leadership abilities and outstanding achievements in the companies in which he has served as an executive or director. The Board’s nominees have experience in a broad range of industries and bring substantial business experience and knowledge to the Company’s Board.

The Board’s Nominees

      The following sets forth information on your Board’s nominees for election as directors at the Annual Meeting:

Name and Age	Principal Occupation for Past Five Years	Director Since	Committee Membership

Directors’ Nominees for this Annual Meeting with Terms Expiring at the 2005 Annual Meeting
Michael T. Riordan (52)	Most recently Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc., a manufacturer of private label diapers and training pants, from May 2000 to February 2002. Also previously held various management positions, including President and Chief Operating Officer of Fort James Corporation, a manufacturer of paper and paper products, and Chairman, President and Chief Executive Officer of Fort Howard Corporation.(1)	November 3, 1999	Compensation and Governance & Nominating
Neele E. Stearns, Jr. (66)	Chairman of Financial Investments Corporation since February 2001, also Chairman of the Board of the Company from January 2000 to November 2000. Previously President and Chief Executive Officer of CC Industries, Inc., a holding company with operations in envelope manufacturing, home furnishings and casual furniture, and real estate development and management. Director of the Company from 1990 to 1995.(2)	November 6, 1996	Audit, Executive and Governance & Nominating (Chairman)
Directors With Terms Expiring at the 2004 Annual Meeting
Andrew J. McKenna, Jr. (45)	Chief Executive Officer of Schwarz, f/k/a Schwarz Paper Company, Inc., a provider of packaging products and distribution services, since 2001. Previously President and Chief Operating Officer with Schwarz from May 1996 to 2001 and Vice President of Marketing with Schwarz from 1988 to May 1996.	November 4, 1998	Compensation (Chairman) and Technology
Bettye Martin Musham (69)(3)	Chairwoman, President and Chief Executive Officer of Gear Holdings, Inc., a design, licensing and marketing company that develops and implements brands through design and marketing strategies, since 1977.(4)	November 4, 1998	Audit and Governance & Nominating
Directors With Terms Expiring at the 2003 Annual Meeting
William J. Devers, Jr. (68)	Chairman of Devers Group, Inc., an investment company focusing on high-tech startup companies, since 1983.	April 17, 2000	Compensation and Technology (Chairman)
M. David Jones (55)	Chairman and Chief Executive Officer of the Company since November 2000. Previously Vice President— Filtration Group and President of Fleetguard/ Nelson, Inc., the filtration division of Cummins Engine Company, from 1996 to 2000.	November 27, 2000	Executive (Chairman) and Technology

Name and Age	Principal Occupation for Past Five Years	Director Since	Committee Membership

John C. Pope (53)	Chairman of PFI Group, LLC, a financial management firm, since 1999. From December 1995 to November 1999, Chairman of MotivePower Industries, Inc., a manufacturer of locomotives and locomotive components. From May 1992 to July 1994, President, Chief Operating Officer and Director of UAL Corporation and United Air Lines.(5)	July 8, 1996	Audit (Chairman), Executive and Governance & Nominating

(1)	Mr. Riordan is also a director of The Dial Corporation and American Medical Security Group, Inc.

(2)	Mr. Stearns is also a director of Maytag Corporation and Footstar, Inc.

(3)	Ms. Martin Musham turns 70 during November 2002 and, in accordance with the Company’s policies, will be stepping down as a director of the Company at the 2002 Annual Meeting.

(4)	Ms. Martin Musham is also a director of Brunswick Corporation and Footstar, Inc.

(5)	Mr. Pope is also a director of Air Canada, Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corp., Kraft Foods, Inc., Per Sé Technologies, Inc. and Waste Management, Inc.

      The Company’s By-laws permit nominations for election of directors to be made by the Board of Directors, by a nominating committee of the Board of Directors or by any stockholder having the right to vote in the election of directors. However, the Company’s By-laws provide that, in the case of any nomination by a stockholder at an annual meeting, written notice (satisfying certain requirements specified in the Company’s By-laws) of the stockholder’s intention to make the nomination must be given to the Secretary of the Company not later than 90 days prior to the annual meeting. The chairman of an annual meeting may refuse to acknowledge the nomination of any person that is not made in compliance with the procedures set forth in the Company’s By-laws.

Meetings of the Board and Its Committees

      During fiscal year 2002, the Board of Directors met 13 times, the Audit Committee met eight times, the Compensation Committee met ten times, the Corporate Governance and Nominating Committee met four times, the Executive Committee met 16 times and the Technology Committee met four times. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and its Committees on which such director served during fiscal year 2002, except Mr. Riordan attended two of the four Corporate Governance and Nominating Committee meetings.

      The Audit Committee is responsible for recommending to the Board of Directors the appointment of independent public accountants (subject to ratification by the stockholders); reviewing the fees charged by the Company’s independent public accountants; reviewing the Company’s annual financial statements prior to submission to the Board of Directors; reviewing the scope and results of the Company’s annual audits; and certain other matters concerning the Company’s accounting and financial affairs as specified in the Company’s By-laws and the Audit Committee Charter. Two out of the three directors composing the Audit Committee meet the New York Stock Exchange’s listing standards definition of independence. Mr. Stearns does not meet the independence standards as a result of his serving as an employee of the Company for a ten-month period during the search for a new Chief Executive Officer during fiscal year 2001. In light of the transitional nature of Mr. Stearns’ service and his extensive accounting experience and knowledge of the Company, the Board of Directors determined that his appointment to the Audit Committee was in the best interest of the Company.

      The Compensation Committee, consisting of three non-employee directors, is responsible for reviewing and recommending to the Board of Directors the salaries of officers and key managers of the Company; reviewing and recommending incentive bonus, stock option, stock incentive and retirement plans and programs for officers and key managers of the Company; and certain other matters concerning the performance and compensation of the Company’s management employees as specified in the Company’s By-

laws and the Compensation Committee Charter. The Compensation Committee also serves as the committee of the Company’s Board of Directors that administers the Company’s stock incentive plans.

      The Corporate Governance and Nominating Committee, consisting of four non-employee directors, is responsible for recommending to the Board of Directors nominees for election at the annual meetings or to fill vacancies on the Board; succession planning with respect to executive management; and certain other matters concerning the governance of the Company as set forth in the Corporate Governance and Nominating Committee Charter.

      The Executive Committee is authorized, subject to certain limitations imposed by law and in the Company’s By-laws, to exercise the powers and authority of, and act in lieu of, the Board of Directors in the management and direction of the Company’s business affairs.

      The Technology Committee is responsible for guiding the Company and the Board of Directors, in accordance with the Company’s strategy, with respect to (i) developing new technology and systems, (ii) developing and refining the Company’s Internet strategies, (iii) securing strategic technology based alliances or partnerships, (iv) comparing the Company’s external systems to ensure that these systems are competitive, (v) reviewing the Company’s internal systems and technologies, and (vi) addressing technology concerns related to potential mergers or acquisitions.

Corporate Governance

      The Company regularly monitors developments in the area of corporate governance. The Company is studying the new federal laws affecting this area, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as rules proposed and enacted by the Securities and Exchange Commission and the New York Stock Exchange. The Company will comply with all of the applicable new rules and will implement other corporate governance best practices deemed appropriate. The Company believes that procedures are currently in place to safeguard the interests of its stockholders and will continue to update these procedures to comply with all new laws and regulations.

Compensation of Directors

      Effective fiscal year 2002, the Company terminated the Wallace Computer Services, Inc. Retirement Plan for Outside Directors (the “Director’s Retirement Plan”) and increased the annual retainer fee to $31,000, approximately 52% of which is payable in Common Stock. Under the Director’s Retirement Plan, outside directors were eligible to receive benefits, provided they complete five years of service as outside directors of the Company. The retirement benefit of $25,000 per year commences upon the retirement of a participating director, continues for the lesser of ten years or the number of years of service accrued under the Director’s Retirement Plan, and ceases upon the death of the participating director. As a part of the termination of the Director’s Retirement Plan, additional benefits will no longer accrue but previously participating directors will be permitted to use continued service to meet the five-year vesting requirement and will be deemed to have met the service requirement if they serve until the mandatory retirement age of 70. The Company has accrued an estimated amount of retirement benefits under the Director’s Retirement Plan.

      Under the Company’s Director Retainer Fee Plan, the Company’s directors are eligible to receive their annual retainer fee, chairperson fees and meeting fees in Common Stock in lieu of cash. The Company will use the fees, otherwise payable to the director, to purchase treasury shares. Treasury shares will be purchased from the Company at the closing market price of the Common Stock on the date that annual fees or quarterly retainer installments would otherwise be payable. At the election of the director, the purchased shares will either be distributed annually or deferred until after retirement.

      In addition to the annual retainer fee, during fiscal year 2002, each director received a fee of $1,000 plus expenses for each meeting of the Board of Directors and its Committees that the director attended. Each chairperson of a Board Committee received an additional $2,000 per year.

      The Company also maintained a Deferred Compensation/ Capital Accumulation Plan for Directors for each of the calendar years 1993 through 2000 in which all incumbent directors were eligible to participate.

Each participating director was allowed to elect to defer the entire cash portion of his or her annual director’s fee, chairperson fee and meeting fees. Subject to certain conditions, the amount of fees deferred bears interest, compounded annually, at 12% per annum. A participating director was entitled to receive payment of the undistributed amount of such director’s deferral account in either 15 annual installments beginning at age 65 or, if a participating director so elected, in ten annual installments beginning at age 70. If a participating director had not previously begun to receive installment payments from the director’s deferral account, the director would receive an interim distribution from the deferral account in both the seventh and the eighth years following the deferral year in an amount equal to the amount of fees that the director deferred. The Wallace Deferred Compensation/ Capital Accumulation Plan for Directors has been discontinued for Directors.

      Pursuant to the Wallace Computer Services, Inc. 2001 Stock Incentive Plan (the “2001 Plan”), at an annual meeting of stockholders or, if later, on the date on which a person is first elected or begins to serve as a non-employee director, and on the date of each annual meeting of stockholders thereafter, each non-employee director will be granted an option to purchase 2,000 shares of Common Stock (which number will be prorated if such non-employee director is first elected or begins to serve as a non-employee director on a date other than the date of an annual meeting of stockholders) at a purchase price per share equal to the fair market value of a share of Common Stock on the date of grant of such option. Each option granted to a non-employee director will become exercisable for one-fourth of the shares of Common Stock subject to such option on the first day of February, and an additional one-fourth thereof will become exercisable on the first day of May, August and November, next following its date of grant, provided that such option shall become fully exercisable in the event of a Material Change (as such term is defined in the 2001 Plan).

ITEM 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as independent public accountants for the Company for fiscal year 2003.

      Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and such representatives will be available to respond to appropriate questions from the stockholders.

      During fiscal year 2002, upon the recommendation of the Audit Committee, the Board of Directors decided to terminate its relationship with Arthur Andersen LLP (“Arthur Andersen”) as its independent auditor, and on June 16, 2002, appointed Deloitte & Touche as the Company’s new independent accountants. There were no adverse opinions or disclaimers of opinions for the financial statements audited by the prior auditors during the previous two years, nor were there any qualifications as to uncertainty, audit scope or accounting principles. There were no disagreements with the former accountants during the two most recent fiscal years nor any subsequent interim periods on any matter of accounting principles or practices, financial statement disclosures or procedures. The decision to change accountants was recommended and approved by the Audit Committee and by the Board of Directors.

Audit Fees

      The aggregate fees billed to the Company by Deloitte & Touche as the Company’s independent public accountants for the audit of the fiscal year 2002 financial statements totaled $240,000.

Financial Information Systems Design and Implementation Fees

      The Company did not engage Deloitte & Touche to provide professional services to the Company relating to financial information systems design and implementation during fiscal year 2002.

All Other Fees

      The aggregate fees billed to the Company by Deloitte & Touche for services rendered during fiscal year 2002 other than services described under “Audit Fees” and “Financial Information or Design and Implementation on Fees,” totaled $73,000. These services included actuarial fees, compensation consulting services and tax consulting services.

      As set forth in the Audit Committee Report on page 16, the Audit Committee has considered the provision of non-audit services described in “All Other Fees” and has determined that it is compatible with maintaining the independence of Deloitte & Touche. The Audit Committee will consider in advance of the provision of any significant non-audit services by Deloitte & Touche whether the provision of such services is compatible with maintaining the independence of such accountants.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the cash compensation and certain other components of compensation for fiscal years 2002, 2001 and 2000 for the Chief Executive Officer and the other four most highly compensated executive officers of the Company for the fiscal year ended July 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(1)		Options(2)	Compensation(3)

M. David Jones*	2002	$525,000	$176,400		0	$15,723
Chairman and	2001	358,050	80,000		150,000	0
Chief Executive Officer	2000	0	0		0	0
Michael O. Duffield	2002	439,167	349,520	(4)	110,000	73,757
President and	2001	404,168	202,582	(5)	35,000	57,984
Chief Operating Officer	2000	370,000	112,500		55,000	70,472
Vicki L. Avril†	2002	266,667	68,040		60,000	170
Senior Vice President-	2001	130,747	23,964		50,000	0
Chief Financial Officer	2000	0	0		0	0
Thomas G. Brooker	2002	265,833	59,808		40,000	33,787
Vice President-	2001	258,334	44,304		25,000	28,619
Corporate Sales	2000	248,108	43,750		25,000	41,728
Wayne E. Richter	2002	245,333	62,244		40,000	39,858
Senior Vice President-	2001	235,000	65,163		25,000	29,840
Forms & Labels Segment	2000	218,333	45,000		25,000	34,666

*	Mr. Jones became an employee of the Company on November 27, 2000.

†	Ms. Avril became an employee of the Company on January 24, 2001.

(1)	Compensation deferred at the election of the executive officer pursuant to Deferred Compensation/ Capital Accumulation Plans established by the Company for the calendar years 2002, 2001 and 2000 is included in the relevant salary and bonus columns.

(2)	Represents the number of shares of Common Stock for which options were granted to each executive officer in fiscal years 2002, 2001 and 2000 under the 1997 Plan.

(3)	All Other Compensation includes (a) Company contributions under the Company’s Profit Sharing and Retirement Plan, (b) Company contributions under the Company’s Supplemental Profit Sharing Plan, (c) above-market accrued interest on compensation deferred under the Company’s Deferred Compensation/ Capital Accumulation Plans to the extent that such accrued interest exceeds interest that would have accrued on such deferred compensation at market interest rates and (d) premiums paid for split dollar life insurance polices. It is anticipated that the Company will recover the cost of the premiums on these policies or the cash surrender value thereof. The amounts of All Other Compensation for each of the components discussed above were as follows:

	Profit Sharing and	Supplemental Profit	Above-Market	Premiums Paid for Split
Fiscal Year 2002	Retirement Plan	Sharing Plan	Accrued Interest	Dollar Life Insurance

Mr. Jones	$5,505	$0	$0	$10,218
Mr. Duffield	10,122	13,694	43,218	6,723
Ms. Avril	0	0	170	0
Mr. Brooker	8,987	8,061	11,580	5,159
Mr. Richter	10,122	6,232	17,791	5,713

	Profit Sharing and	Supplemental Profit	Above-Market	Premiums Paid for Split
Fiscal Year 2001	Retirement Plan	Sharing Plan	Accrued Interest	Dollar Life Insurance

Mr. Jones	$0	$0	$0	$0
Mr. Duffield	6,623	7,952	36,855	6,554
Ms. Avril	0	0	0	0
Mr. Brooker	5,959	7,055	10,576	5,029
Mr. Richter	5,959	2,973	15,339	5,569

	Profit Sharing and	Supplemental Profit	Above-Market	Premiums Paid for Split
Fiscal Year 2000	Retirement Plan	Sharing Plan	Accrued Interest	Dollar Life Insurance

Mr. Jones	$0	$0	$0	$0
Mr. Duffield	15,140	21,528	27,471	6,333
Ms. Avril	0	0	0	0
Mr. Brooker	13,408	14,311	9,149	4,860
Mr. Richter	13,408	4,160	11,717	5,381

(4)	Included in this amount is a special bonus of $200,000 paid to Mr. Duffield in recognition of his assumption of duties as the interim Chief Executive Officer. Mr. Duffield served as interim Chief Executive Officer from January to November 2000.

(5)	Included in this amount is a special bonus of $100,000 paid to Mr. Duffield in recognition of his assumption of duties as the interim Chief Executive Officer. Mr. Duffield served as interim Chief Executive Officer from January to November 2000.

Option Grants for Fiscal Year 2002

      The following table sets forth information with respect to options granted to the Named Executive Officers in fiscal year 2002 to purchase shares of Common Stock under the 1997 Plan.

Option Grants in Last Fiscal Year

		Percent of
	Number of	Total Options
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options	in Fiscal	Base Price		Grant Date
Name	Granted(1)	Year(2)	($/Sh.)	Expiration Date(1)	Present Value(3)

M. David Jones	0	0%	N/A	N/A	N/A
Michael O. Duffield	110,000	12.5%	$15.90	9/28/2011	$738,100
Vicki L. Avril	60,000	6.8%	17.55	12/11/2011	449,400
Thomas G. Brooker	40,000	4.6%	15.90	9/28/2011	268,400
Wayne E. Richter	40,000	4.6%	15.90	9/28/2011	268,400

(1)	Options generally become exercisable as to 33% of the shares one year after grant, 33% of the shares two years after grant, and the remaining 34% of the shares three years after grant; provided, however, that the Committee has the authority to accelerate the exercisability of an option and the exercisability of options automatically accelerates upon a Material Change (as such term is defined in the 1997 Plan). Under the terms of the 1997 Plan, options can be either tax favored incentive stock options or non-qualified stock options. Stock options must have an option price not less than 100% of the market value on the date of grant and typically expire ten years after the date of grant.

(2)	Percentages are based on options to purchase an aggregate of 883,000 shares granted to 168 employees in fiscal year 2002. All options to named executives were granted in September 2001 under the 1997 Plan except for Ms. Avril, who received her option grant on December 11, 2001.

(3)	The Black-Scholes option pricing model has been used to calculate the present value of options as of the date of grant. The model assumptions include: (a) an option term of 4.3 years, which represents the weighted average life (by number of option shares) as measured by the length of time between the grant date of options and the exercise date of such options; (b) an interest rate equal to the interest rate on U.S. Treasury Strips with a maturity date corresponding to that of the option term; (c) a volatility factor calculated using monthly stock prices for Common Stock for the 4.3 years (51 months) prior to the grant date; and (d) a dividend rate of $.66 per share, which was the total amount of dividends paid with respect to a share of Common Stock during the relevant period.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option Values

      The following table sets forth information with respect to the exercise, in fiscal year 2002, of options to purchase shares of Common Stock granted under the Company’s stock incentive plans by the Named Executive Officers. In addition, this table includes the fiscal year-end number and value of unexercised options held by each Named Executive Officer.

Aggregate Option Exercises in Last Fiscal Year

And Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options
	Number of		Options at 7/31/02		at 7/31/02(2)
	Shares Acquired	Value
Name	On Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

M. David Jones	0	$0	50,000	100,000	$101,250	$202,500
Michael O. Duffield	16,000	89,500	256,567	254,333	495,152	300,998
Vicki L. Avril	0	0	16,667	93,333	0	6,000
Thomas G. Brooker	23,334	213,157	48,625	66,041	15,250	147,497
Wayne E. Richter	10,001	81,617	88,158	66,041	147,192	147,497

(1)	Value realized equals the aggregate amount of the excess of the fair market value on the date of exercise over the relevant exercise price(s).

(2)	Value of unexercised in-the-money options is calculated as the aggregate difference between the fair market value of $17.65 per share (which was the closing price of the Common Stock as reported in the New York Stock Exchange Composite Transactions for July 31, 2002) over the relevant exercise price(s).

Employment Contracts and Termination, Severance and Change of Control Arrangements

      The Company is a party to employment agreements with Messrs. Jones and Duffield. These agreements have been filed with the Securities and Exchange Commission as exhibits to the Company’s periodic filings.

      The agreement with Mr. Jones provides for a term of employment ending in November 2003. The agreement will be automatically extended for an additional one-year term each year unless notice is given by the Board of Directors or by Mr. Jones 90 days in advance of the end of the then current term. The agreement with Mr. Jones provides for a base salary of $525,000, to be reviewed annually by the Compensation Committee. The agreement with Mr. Duffield provided for a term that expired in September 2002, but was renewed until September 2003 under the agreement’s automatic one year renewal periods.

      Among other things, the agreements with Messrs. Jones and Duffield provide for an annual bonus opportunity with objectives set annually by the Compensation Committee. The agreements also include provisions for the executive’s participation in stock option and other executive compensation and benefit plans that may be in effect from time to time. Mr. Duffield’s agreement also provides medical insurance benefits and reimbursement of certain medical expenses; an opportunity to defer his annual bonus and/or convert his bonus to Common Stock; and a monthly supplemental retirement benefit in an amount up to 50% of his average monthly compensation from the Company for the last 60 months of his full-time employment, subject to certain reductions.

      The agreements include a definition of “cause” for which either executive’s employment may be terminated. In the event of termination for cause, the executive will only receive earned but unpaid base salary but shall forfeit any options or other awards not then vested. In the event of the executive’s death or disability, such executive will be entitled to compensation and benefits accrued to date and may be vested in any options or other awards. If either executive’s employment is terminated by the Company without cause, and, in the case of Mr. Duffield, if he resigns for “good reason” (as such terms are defined in the respective agreements), in addition to compensation and benefits accrued to date and full vesting of any options and other awards, such executive will be entitled to receive a pro rata bonus for the year of termination based upon his then current target annual bonus amount, continuation for a period of two years of his then current annual base salary and target annual bonus amount, and participation in the Company’s welfare benefit plans for two years.

      The agreements also provide that for a period of two years after termination of their respective employment, Messrs. Jones and Duffield will not conduct certain activities that are deemed to be in competition with the Company.

      The Company has also entered into change of control severance agreements with each of Messrs. Jones and Duffield providing for the payment of compensation and benefits in the event of termination of employment following a Change of Control in the Company. A Change of Control is generally defined as: (i) the acquisition by a person, other than the Company, of 35% or more in voting power of the Company’s securities; (ii) the election as directors representing one-half or more of the Company’s Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors; (iii) a business combination resulting in the then current beneficial owners of Common Stock owning less than 65% of the outstanding shares; (iv) approval of the stockholders of the sale or other disposition of substantially all of the assets of the Company; or (v) a complete liquidation of the Company.

      In the event of a Change of Control, Mr. Jones may elect to terminate his services during the two-year period following such Change of Control, if (i) the Company assigns duties inconsistent with Mr. Jones’ position, duties, responsibilities or status or the Company changes Mr. Jones’ reporting responsibilities, title or office from what was in effect immediately prior to the Change of Control; (ii) the Company reduces Mr. Jones’ annual salary or bonus opportunity from what existed immediately prior to the Change of Control; (iii) the Company requires Mr. Jones to be based more than 50 miles from his current office; or (iv) the failure of the Company to continue in effect any employee benefit plan or compensation plan in which Mr. Jones is participating immediately prior to the Change of Control. Mr. Jones may also elect to terminate his services for any reason during the 30-day period following the twelfth month after a Change of Control. Mr. Duffield may elect to terminate his services after a Change of Control if (i) the Company fails to continue to employ Mr. Duffield in the same capacity in which he was employed immediately prior to the Change of Control; (ii) the Company impedes or otherwise fails to permit Mr. Duffield to exercise fully and properly his duties and responsibilities; (iii) the Company fails to pay Mr. Duffield’s base salary or award to him an annual bonus when due; (iv) the Company requires Mr. Duffield to be based more than 50 miles from his current office; or (v) the Company otherwise fails to comply with the terms of the change of control severance agreement. Mr. Duffield may also elect to terminate his services for any reason during the 30-day period following the sixth month after a Change of Control.

      In the event the Company terminates either executive’s employment or either executive elects to terminate his services in such circumstances, the executive will be entitled to a termination payment equal to the sum of all accrued amounts including a pro rata portion of the target bonus for the then current year and a severance amount equal to two times the executive’s base annual salary plus two times the executive’s target annual bonus in effect immediately prior to the Change in Control. In the event that the termination payment or any other amounts payable to either executive or certain of their beneficiaries is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax or assessment (collectively, “excise taxes”), the Company shall pay the amount necessary to reimburse such executive or his beneficiaries, as the case may be, for (i) all excise taxes that may be imposed and (ii) any and all income, excise and other taxes that may be imposed for the reimbursements described in clause (i) and this clause (ii).

      Mr. Duffield’s change of control agreement will remain in effect for at least two years following the date of its execution. Thereafter, the agreement will be extended annually unless the Company gives proper notice of its election not to extend the agreement. Mr. Jones’ change of control agreement will remain in effect until the termination of his employment.

      The Company has adopted an Executive Severance Pay Plan (the “Severance Plan”), which was amended during fiscal year 2002, in which Messrs. Richter, Brooker and Ms. Avril are Level II Participants and certain other executive employees are either Level I Participants or Level II Participants. The Severance Plan provides for each participant to receive a severance benefit of one (in the case of Level I Participants) or two (in the case of Level II Participants) times the participant’s annual compensation, subject to certain additions or reductions as described in the Severance Plan, if the participant’s employment with the Company and its subsidiaries is terminated during the two-year period after the occurrence of a Change in Control (as defined in the Severance Plan and described below) for any reason other than a Nonqualifying Termination (as defined in the Severance Plan). A “Change in Control” as defined in the Severance Plan means (i) the acquisition of beneficial ownership of 35% or more of the outstanding shares of Common Stock or combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; (ii) the individuals who constitute the Incumbent Board (as defined in the Severance Plan) cease for any reason to constitute at least a majority of such Board, provided that any director elected by the stockholders was approved by a least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the Company’s assets (excluding certain exceptions fully described in the Severance Plan); or (iv) the consummation of a plan of complete liquidation or dissolution of the Company. During a portion of fiscal year 2002, executive participants in the Severance Plan were also participants and entitled to receive a severance benefit under the Company’s Employee Severance Pay Plan upon certain events; however, the Company terminated the Employee Severance Pay Plan during fiscal year 2002, and no severance benefits were paid thereunder to the participating named executive officers.

      In 1996, the Company established the Wallace Computer Services, Inc. Beneficial Trust (the “Trust”) to provide for the funding of certain plans and arrangements in the event of the occurrence of a “Material Change” (as defined in the Trust). Under the Trust, a “Material Change” includes the acquisition of beneficial ownership of 35% or more of the outstanding shares of the Common Stock, the election of directors representing one-half or more of the Company’s Board of Directors of persons who were not nominated or recommended by the incumbent Board of Directors, or the occurrence of any other event or state of facts that the Board of Directors determines to constitute a “Material Change” for purposes of the Trust. The following plans and arrangements of the Company are subject to the Trust: the Deferred Compensation/ Capital Accumulation Plans, the Supplemental Profit Sharing Plan, the Supplemental Retirement Plan, the Executive Incentive Plan, Mr. Duffield’s employment and change of control severance agreements, Mr. Jones’ employment and severance agreements, individual pension arrangements for certain executive officers and directors and benefits accrued under the Directors Retainer Fee Plan.

      Upon any Material Change, (i) all outstanding unvested options to purchase shares of Common Stock under the Company’s stock option plans would automatically vest, (ii) outstanding awards under the Company’s Performance Share Plan would vest early and all performance measures would be deemed satisfied at the maximum level and (iii) earnings would be preserved on benefits accrued under the Company’s Deferred Compensation/ Capital Accumulation Plans. Under the Deferred Compensation/ Capital Accumula-

tion Plans, if a participant’s employment terminates for any reason within the two-year period following a Material Change, the participant would be entitled to a lump sum payment of the accumulated value of the deferral amount at the time of termination. If a Material Change occurs, a Participant or Beneficiary of the Deferred Compensation/ Capital Accumulation Plan may, at any time following such Material Change, elect to receive an immediate lump-sum payment equal to the accumulated value of his or her Deferral Amount, reduced by a penalty equal to ten percent (10%) of such accumulated value of the Deferral Amount. The Company’s Profit Sharing and Retirement Plan, which covers all full-time employees of the Company (other than employees covered by collective bargaining agreements) who have completed 31 days of service, has a provision that is intended to preserve and protect the plan assets for the benefit of participants in the event of a change of control or other similar material change with respect to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee (in this report, the “Committee”) consists of three non-employee members of the Board of Directors. The Committee is responsible for reviewing and recommending to the Board of Directors the compensation of officers and key management personnel of the Company. The Committee, in consultation with the Chief Executive Officer, defines the Company’s compensation philosophy and objectives and develops compensation plans to achieve those objectives. The Company’s compensation philosophy and objectives as they relate to executives and those individuals in other key management positions that have a direct effect on profits, is to provide (i) for annual incentives targeted at the 50th percentile of companies in the same industry, similar size or both and that are heavily weighted towards the Company’s performance against set objectives and which provide for upside rewards for achieving results in excess of those objectives; and (ii) long-term incentives in the form of stock based incentives, the value of which is targeted at the 50th percentile of companies in the same industry, of similar size or both.

Compensation of Executive Officers

      Compensation of the Company’s executive officers for fiscal year 2002 was structured to consist of the following elements:

      Base Salary— Base salary is intended to provide a sufficient level of compensation to attract and retain qualified management. Base salary ranges are determined and reviewed through comparative compensation surveys supplied by professional compensation consultants. The surveys compare the evaluated position to positions of equal responsibilities at companies of similar size and complexity. Base salary increases are determined based on the incumbent’s performance compared to the overall requirements of the position and performance objectives established at the beginning of the fiscal year. The Company’s salaries are targeted at median levels of companies in the same industry, of similar size or both. Salary increases for executive officers generally range from three to seven percent (3-7%) depending on the evaluation of the executive’s performance and the executive’s salary relative to the established salary range. The Committee believes that the Company’s direct competitors for executive talent are not limited to the companies that would be included in a peer group. Thus, the survey comparison group is not the same as the peer group used in the performance graph under the heading “Performance Graph” below.

      Annual Bonus— The Company’s annual bonus plan was developed to provide incentive compensation in a form that aligns the employee’s financial reward to the financial results of the Company. The annual bonus is a cash bonus based on the attainment of organizational and divisional financial results. All named officers, including the Chief Executive Officer, participate in the annual bonus plan. Target awards will range from 20% of base salary for lower-level management positions to 60% of base salary for the Chief Executive Officer. Each year the Committee will establish one or more performance goal(s) for the plan, as well as objective formulas or methods of computing the extent to which the performance goals are attained. Performance goals will be based upon such objectively determinable business criteria as the Committee may deem appropriate. Goals may include (but are not limited to) the following criteria as to the Company as a whole or a particular business unit(s): (i) productivity and efficiency; (ii) cost control; (iii) return on net assets; (iv) cash flow; (v) sales revenue; (vi) earnings from operations; (vii) market share; (viii) assimilation of acquired businesses;

(ix) employee development; (x) quality; and (xi) customer satisfaction. Annual bonus awards will vary from zero, if minimum objectives are not met, to a maximum of two times the target award for specified above-goal performance. Annual bonus awards are paid in a lump-sum by October 15 of the fiscal year following the fiscal year for which performance is measured.

      Deferred Compensation/ Capital Accumulation Plan— The Company’s Deferred Compensation/ Capital Accumulation Plan (“CAP”) is intended to motivate executive officers and employees in certain key management positions to remain in the employment of the Company, thus providing the Company with a qualified and stable executive team to achieve its long term goals. The CAP allows participants to elect to defer up to 20% of their salary and cash bonus. The CAP has been in effect for each calendar year since 1988, with the exception of 1992; each year is a separate Plan. For the 1988 through 2001 plans, the deferred amount bears interest at a rate determined by the Committee. In addition, for those plan years, if a participant remains in the continuous employment of the Company for a period of seven years after the year of deferral, an interim distribution equal to the amount deferred will be made from the participant’s deferral account. A second interim distribution equal to the first interim distribution will be made to each participant who remains in the continuous employment of the Company for a period of eight years after the year of deferral. Most participants will also receive additional distributions beginning at age 65. A participant whose employment terminates prior to retirement receives a lump sum distribution equal to the amount deferred plus interest between 6% and 8%, less the amount of any interim distributions.

      The Committee modified the Deferred Compensation/ Capital Accumulation Plan for 2002. The 2002 CAP allows participants to elect to defer up to 20% of their salary and cash bonus. The deferred amount bears interest compounded quarterly at the rate equal to the Moody’s Long-Term Corporate Average Bond Rate for the preceding calendar quarter. The 2002 CAP plan allows participants the choice of taking one optional interim distribution payment of the deferral amount any time after five years, or taking no interim distributions at all. Most participants will also receive additional distributions beginning at age 65. There is no reduction of the interest crediting rate should employment terminate prior to retirement.

      Stock Compensation— Stock compensation is intended to provide a longer-term reward to executives for sound Company performance and to align the interests of the executives more closely with those of the stockholders by increasing management stock ownership. At the Company’s 2001 Annual Meeting, the stockholders approved the Company’s 2001 Stock Incentive Plan. However, the Company did not grant any options to its executive officers or employees under the 2001 Plan until late October of 2002, which grants will be reflected in the financial statements and proxy statement for fiscal year 2003. All option grants during fiscal year 2002 to executive officers were granted pursuant to the Company’s 1997 Plan.

1997 Stock Incentive Plan: The Committee administers the 1997 Plan pursuant to which options to purchase shares of Common Stock were granted to executive officers and other key members of management. Options under the 1997 Plan generally become exercisable as to 33% of the shares one year after grant, 33% of the shares two years after grant, and the remaining 34% of the shares three years after grant; provided, however, the Committee has the authority to accelerate the exercisability of any option. Awards are based on the recommendation of the Chief Executive Officer, subject to Committee approval. The award for the Chief Executive Officer, however, was at the sole discretion of the Committee. The Committee also considers comparative information, including the size of stock option grants made by similar companies.

Stock Option Guidelines: The Committee has adopted stock option guidelines denominated in terms of a number of shares with a range around competitive practice of plus or minus 25%. The targeted annual awards under this program range from 7,500 options for selected vice presidents to 175,000 options for the Chief Executive Officer. However, nothing within the plan or guidelines requires annual awards and the Committee may award no options to a plan participant should the Committee so determine. As described under “Election of Directors—Compensation of Directors,” the 2001 Plan provides that directors will receive annual stock options automatically for their service on the Board.

Employee Stock Purchase Plan: The Employee Stock Purchase Plan is available to all employees of the Company who have completed at least 31 days of service and are employees of the Company as of the commencement of an offering period. Under the Employee Stock Purchase Plan, employees electing to participate may purchase shares of Common Stock at an exercise price equal to the lower of (i) 85% of the mean market value on the first day of the offering period or (ii) 85% of the mean market value on the last day of the offering period. The offering period is a six-month period beginning on January 1 and July 1 of each year. Participating employees may purchase stock equal to the lesser of (i) shares having a market value of no more than 10% of the participant’s compensation or (ii) shares having a market value of $25,000 (market value is determined using the market price of the stock as of the first day of the offering period).

      Stock Ownership Guidelines— The Committee and the Board of Directors have established stock ownership guidelines for the executives of the Company. The guidelines recommend that executive officers own a minimum of one to three times their base salary in Common Stock or certain stock equivalents of the Company and allows the executive up to five years to reach the appropriate ownership levels (Mr. Jones is recommended to own a minimum of three times his base salary).

Compensation of the Chief Executive Officer

      Mr. Jones’ compensation is governed by the terms described below and as set forth in his employment agreement with the Company (which is described above under the heading “Employment Contracts and Termination, Severance and Change of Control Arrangements”).

      In addition to the benefits provided under his employment agreement, Mr. Jones is eligible for an annual bonus and stock compensation, each discussed above in “Compensation of Executive Officers.”

      As reported in the Summary Compensation Table, total fiscal year 2002 cash compensation paid to Mr. Jones was $525,000 in base salary and a cash bonus of $176,400. The annual bonus amount was earned by achieving a portion of the organizational financial performance goals established by the Committee for the fiscal year. There was no change in Mr. Jones’ base salary during fiscal year 2002. In addition, no stock options were granted to Mr. Jones during fiscal year 2002.

      Submitted by the Compensation Committee of the Board of Directors of the Company.

Andrew J. McKenna, Jr., Compensation Committee Chairman

William J. Devers, Jr.
Michael T. Riordan

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      Management has the primary responsibility for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with generally accepted accounting standards. The Company’s independent auditors, Deloitte & Touche, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Board of Directors has delegated to the Audit Committee the responsibility to oversee the Company’s financial reporting process as well as additional responsibilities more fully described in the Audit Committee Charter, a copy of which is attached as Appendix A. The adequacy of the Audit Committee Charter, considering applicable laws and the Company’s current corporate governance policies, is evaluated annually. Most recently, the Audit Committee has evaluated the effect of the Sarbanes-Oxley Act on the Audit Committee and its charter. The Sarbanes-Oxley Act sets forth a number of new corporate governance standards, such as requiring certain audit committee responsibilities and amendments to the listing standards for public companies, including those companies listed on the New York Stock Exchange (the “NYSE”). The NYSE currently has proposed changes to its corporate governance and listing requirements before the Securities and Exchange Commission for approval. The Sarbanes-Oxley Act contains provisions that, when fully implemented, will likely supersede or supplement the existing policies, procedures and practices of the Audit Committee. In light of the Sarbanes-Oxley Act and policies expressed therein, on October 4, 2002, the Audit Committee adopted a new Audit Committee Charter, attached hereto as Appendix A, which reflects certain changes required under the Sarbanes-Oxley Act. The Audit Committee has considered and will continue to reconsider its charter in light of these legislative and rule-making developments, intending to comply fully with the Sarbanes-Oxley Act and any revised NYSE listing standards.

      In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2002 with the Company’s management and has discussed with Deloitte & Touche the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, Deloitte & Touche has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche its independence. Additionally, the Audit Committee has considered whether the independent public accountant’s provision of “other non-audit services” to the Company is compatible with the auditor’s independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without verification on the information provided to them and on the representations made by management and the independent auditors.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended July 31, 2002, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

John C. Pope, Audit Committee Chairman

Bettye Martin Musham
Neele E. Stearns, Jr.

Performance Graph

      The following performance graph compares the cumulative total stockholder return on the Common Stock for the five-year period from July 31, 1997 to July 31, 2002, with the cumulative total return for the same period of the Standard & Poor’s (“S&P”) 500 index, the S&P MIDCAP 400 index and a stock index composed of a group of five publicly traded companies, consisting of Moore Corporation Limited, The Standard Register Company, Banta Corporation, Mail-Well, Inc. and Consolidated Graphics, Inc. (the “Peer Group Index”). Comparisons are based on the assumption that the value of an investment on July 31, 1997, in the Company’s Common Stock, the S&P 500 stock index, the S&P MIDCAP 400 index and the Peer Group Index was $100 and that all dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG WALLACE COMPUTER SERVICES, INC., THE S & P 500 INDEX,
THE S & P MIDCAP 400 INDEX AND THE PEER GROUP INDEX

*	$100 INVESTED ON 7/31/1997 IN STOCK OR INDEX— INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JULY 31.

VOTING SECURITIES

Security Ownership of Certain Beneficial Owners

      As of October 16, 2002, the only persons known to the Company (based on a review of public filings) to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock are the following:

Name and Address	Shares Beneficially	Percent of
of Beneficial Owner	Owned(1)	Class

Neuberger Berman, Inc.	4,421,370	10.79%
605 Third Avenue
New York, NY 10158
Snyder Capital Management, L.P.	3,648,900	8.9%
350 California Street, Suite 1460
San Francisco, CA 94104
Barclays Global Investors, N.A.	3,235,621	7.9%
45 Fremont Street
San Francisco, CA 94105
Dimensional Fund Advisors, Inc.	2,302,307	5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Security Ownership of Directors, Director Nominees and Officers

      The following table lists the beneficial ownership of shares of the Common Stock as well as all other Company stock-based holdings as of October 16, 2002 by each director, the Board’s nominees, the Named Executive Officers and all directors and executive officers as a group.

Number of Shares
Name of Owner	Beneficially Owned(1)

William J. Devers, Jr. (2)	38,071
M. David Jones (3)	114,259
Andrew J. McKenna, Jr. (4)	15,657
Bettye Martin Musham (5)	20,864
John C. Pope (6)	31,802
Michael T. Riordan (7)	11,336
Neele E. Stearns, Jr. (8)	55,764
Vicki L. Avril (9)	38,486
Thomas G. Brooker	76,904
Michael O. Duffield	343,283
Wayne E. Richter	129,607
All directors and executive officers as a group (17 persons)	1,064,502
Percent of the outstanding shares of Common Stock	2.8%

(1)	Beneficially owned shares include Common Stock for which the named individuals have the power to vote, the power to direct the voting of, the power to dispose of, or the power to direct the disposition of. This column also includes all vested stock options, including stock options not in-the-money, and stock options that may vest within the next 60 days. No individual director, director nominee or executive officer beneficially owns more than 1% of the outstanding shares of Common Stock.

(2)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(3)	Includes 50,000 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(4)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(5)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(6)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(7)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(8)	Includes 500 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

(9)	Includes 20,000 shares of Common Stock pursuant to stock options that may vest within the next 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers, and persons who are beneficial owners of more than ten percent (10%) of a registered class of the Company’s equity securities, are required to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Company files Forms 3, 4 and 5 on behalf of the directors and executive officers of the Company.

      Based solely upon a review of the Form 3 and 4 filings and amendments thereto received by the Company since the beginning of fiscal year 2002 and the Form 5 filings and amendments thereto received by the Company with respect to fiscal year 2002, the Company has not identified any late or delinquent filings during fiscal year 2002, except in the following instances: (i) Form 4, Statement of Changes in Beneficial Ownership, was filed late for Mr. Michael O. Duffield, reporting the exercise of an option to purchase 6,000 shares of Company stock; and (ii) Form 5, Annual Statement of Changes in Beneficial Ownership, was filed after the close of the Company’s fiscal year in lieu of filing a late Form 3, Initial Statement of Beneficial Ownership of Securities, for Mr. James Kersten after Mr. Kersten was elected Vice President, Business Solutions of the Company on June 5, 2002. The Company believes that these failures to file reports on a timely basis were inadvertent and has implemented routine procedures designed to periodically remind its officers and directors of the filing requirements.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Stockholder proposals intended for inclusion in the Proxy Statement for the 2003 Annual Meeting must be received at the Company’s corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532, no later than July 3, 2003. Stockholder proposals should be addressed to the attention of the Company’s Secretary.

      In addition, the Company’s By-laws require that there be furnished to the Secretary of the Company written notice with respect to the nomination of a person for election as a director (other than nominations submitted at the direction of the Board) at an annual meeting of stockholders. In order for any such nomination to be proper, the notice must contain certain information concerning the nomination or proposing stockholder and the nominee, and must be furnished to the Company no later than 90 days before the annual meeting. Copies of the applicable By-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at its principal executive offices.

By Order of the Board of Directors

M. David Jones
Chairman and Chief Executive Officer

Lisle, Illinois

November 12, 2002

IMPORTANT

          If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the Company’s proxy card as soon as possible.

      If you have any questions or require any additional information or assistance, please contact our Investor Relations Department at (630) 588-5000.

Appendix A

WALLACE COMPUTER SERVICES, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

      The Audit Committee is appointed by the Board of Directors and is directly responsible for the appointment, compensation and oversight of the work of any auditor employed for preparing or issuing an audit report. All independent auditors are to report directly to the Audit Committee. Internal auditors (either outsourced or Company employees) are to report directly to the Audit Committee, but will report to the Company’s Chief Financial Officer for administrative purposes. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Company shall provide appropriate funding, as determined by the Audit Committee, to compensate the independent auditors and any advisors retained by the Audit Committee.

II. AUDIT COMMITTEE ORGANIZATION

      Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Audit Committee members may not receive any consulting, advisory or other compensatory fees from the Company, except in their capacity as Board members or members of any other Board Committee. Members of the Audit Committee may not be affiliates of the Company or any of its subsidiaries. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be a “financial expert” as such term is defined by the Securities and Exchange Commission.(1)

      Audit Committee members shall be appointed by the Board on recommendation of the Governance and Nominating Committee. If an Audit Committee Chair is not appointed, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet as circumstances dictate but in no event less than two times annually. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal

1 Compliance with the requirements of independence and financial literacy may be phased in as permitted by the NYSE and the SEC rules.

auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

      The Audit Committee’s duties are as follows:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit any amendment to this Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management, the independent auditors, and the internal auditors, review the Company’s financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.	Review with financial management and the independent auditors, the Company’s annual financial results prior to the release of earnings and/or the Company’s annual financial statements prior to filing or distribution.

5.	Review with financial management and the independent auditors, the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.

6.	Review quarterly reports prepared by the Company’s General Counsel and Vice President Human Resources which detail the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters.

7.	Review quarterly reports provided by the Disclosure Committee detailing responses to quarterly surveys prepared by the Company and distributed to operational managers. The surveys will require managers to report any material information regarding fraud and any significant deficiencies in the design or operation of the Company’s internal controls.

Independent Auditors

8.	Review the independence and performance of the auditors and direct the appointment and discharge of the independent auditors. The independent auditors shall report directly to the Audit Committee.

9.	Approve the fees and other significant compensation to be paid to the independent auditors, or their affiliates.

10.	Review and discuss with the independent auditors, all significant relationships that the independent auditors and their affiliates have with the Company and its affiliates in order to determine the independent auditors’ independence. The Audit Committee shall: (i) request, receive and review on a periodic basis, a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, (ii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and (iii) take appropriate action in response to the independent auditors’ report to satisfy itself of the independent auditors’ independence.

11.	Resolve all disputes between management and the independent auditors.

12.	Preapprove all auditing and permitted non-auditing services that the independent auditors will perform for the Company, in accordance with all applicable laws. Any non-audit services approved by the Audit Committee must be reported in the Company’s periodic reports to the Securities and Exchange Commission.

13.	Request and receive from the independent auditors, shortly following the end of each fiscal year, a written statement detailing (i) the aggregate fees billed for services rendered in connection with their audit of the Company’s annual financial statements for the most recent fiscal year and their review of the financial statements included in the Company’s Forms 10-Q during such fiscal year, and (ii) the aggregate fees billed for all other services rendered by the independent auditors during the most recent fiscal year. Consider whether the provision by the independent auditors of non-audit services is compatible with maintenance of the independent auditors’ independence from the Company and management.

14.	Review the independent auditors’ audit and quarterly review plans. Discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

15.	Review with financial management and the independent auditors, the Company’s annual financial results prior to the release of earnings and/or the Company’s annual financial statements prior to filing or distribution.

16.	Review with financial management and the independent auditors, the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution.

17.	Discuss the independent auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates as applied in its financial reporting together with such other matters required to be discussed by statement of Auditing Standards No. 61.

18.	Review reports prepared by the independent auditor regarding: (i) all critical accounting policies and practices used by the Company; (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternatives and the treatment preferred by the auditor. The Committee must also review written communications made between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

19.	When selecting an independent auditor, the Committee shall not retain any firm if either the lead audit partner or the reviewing audit partner has been performing audit services for the Company in each of the five previous years. In addition, an auditing firm may not serve as the Company’s independent auditor if the Company’s Chief Executive Officer, Chief Financial Officer, chief accounting officer or any equivalent employee was employed by such accounting firm and participated in the audit of the Company during the one-year period preceding initiation of the current audit.

Internal Audit Department and Legal Compliance

20.	Review the independence, authority, budget, plan, coordination of plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

21.	Review management’s appointment, termination, or replacement of the senior internal audit executive or senior finance staff.

22.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

23.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and any material reports or inquiries received from regulators or governmental agencies. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Statement of Policy.

Other Audit Committee Responsibilities

24.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

25.	Perform any other activities consistent with this Charter, the Company’s By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

26.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

27.	Periodically perform self-assessment of audit committee performance.

28.	Review financial and accounting personnel succession planning within the Company.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

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PROXY
WALLACE COMPUTER SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 4, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints M. DAVID JONES and JAMES D. BENAK, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of WALLACE COMPUTER SERVICES, INC. (the “Company”) to be held on December 4, 2002, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE; AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR ITS FISCAL YEAR ENDING JULY 31, 2003; BOTH OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE ANNUAL MEETING PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY (1) TO VOTE FOR A SUBSTITUTE NOMINEE OF THE BOARD OF DIRECTORS IF ANY NOMINEE FOR DIRECTOR LISTED ON THE REVERSE SIDE IS UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE AS A DIRECTOR (UNLESS AUTHORITY TO VOTE FOR ALL NOMINEES OR FOR THE PARTICULAR NOMINEE WHO HAS CEASED TO BE A CANDIDATE IS WITHHELD), AND (2) TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

WALLACE COMPUTER SERVICES, INC.
C/O EQUISERVE
P.O. BOX 43010
PROVIDENCE, RI 02940

	DETACH HERE	ZWAL11
☒	Please mark votes as in this example.	|

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” BOTH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.

				FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: (01) Neele E. Stearns, Jr., (02) Michael T. Riordan.	2.	Ratification of appointment of Deloitte & Touche LLP as Independent Public Accountants.	☐	☐	☐

FOR BOTH NOMINEES	☐	☐	WITHHELD FROM BOTH NOMINEES

☐	_______________________________________ For both nominees except as noted above

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Signature: ____________________________ Date: __________ Signature: __________________________ Date: _____________